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                                                                    EXHIBIT 23.5

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

    We hereby consent to the inclusion in the Registration Statement of Parent Holding Corp. ("Parent"), relating to the proposed merger of (i) Doubletree Corporation ("Doubletree") with an into a wholly-owned subsidiary of Parent and
(ii) Promus Hotel Corporation with an into another wholly-owned subsidiary of Parent, of our opinion letter in the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:/s/ MAHMOUD A. MAMDANI
                                             -----------------------------------
                                               Mahmoud A. Mamdani

New York, New York

November 13, 1997